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                                                                   Exhibit 4.4


                              INVESTMENT AGREEMENT

                                 by and between

                                SELECTQUOTE, INC.

                                       and

                      HIGH RIDGE CAPITAL PARTNERS II, L.P.

                          Dated as of December 27, 1999





                                        S-1


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                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "AGREEMENT") is made as of the 27th day of December, 1999 by and between SelectQuote, Inc., a Delaware corporation (the "COMPANY"), and High Ridge Capital Partners II, L.P., a Delaware limited partnership (the "PURCHASER").

         WHEREAS, the Purchaser wishes to subscribe for and purchase shares of the Company's Series D Preferred Stock, par value $0.01 per share (the "SERIES D PREFERRED");

         WHEREAS, the Company wishes to issue and sell to the Purchaser shares of Series D Preferred;

         WHEREAS, the Company and the Purchaser wish to provide, as set forth herein, for certain rights and obligations of the parties hereto relating to the Series D Preferred;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                     SALE AND PURCHASE OF SERIES D PREFERRED

         1.1 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 50,000 shares of Series D Preferred at a price of $100 per share for a total purchase price of $5,000,000 (the "PURCHASE PRICE") on the Closing Date.

         1.2 CERTAIN DEFINED TERMS.

         (a) "AGREEMENT AND PLAN OF REORGANIZATION" shall mean the Amended and Restated Agreement and Plan of Reorganization, dated as of August 17, 1999, as amended on December 17, 1999, by and among SQIS, SelectTech, the Company and Merger Sub.

         (b) "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations of the Company with respect to the Series D Preferred, the form of which is attached as EXHIBIT 1.

         (c) "CHANGE IN CONTROL" shall have the meaning set forth in Section 5.2(a).

         (d) "COMMON STOCK" shall mean the common stock, $0.01 par value, of the Company.

         (e) "CONVERTED SHARES" shall have the meaning set forth in Section 3.18 of this Agreement.

         (f) "DEBENTURES" shall mean the 12% Senior Secured Convertible Debentures issued by SelectTech on October 15, 1998 and assumed by the Company under the


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Agreement and Plan of Reorganization and $1,900,000 aggregate principal amount of 12% Senior Secured Convertible Debentures of the Company issued in exchange for the same principal amount of such Debentures of SelectTech following the Merger.

         (g) "ENFORCEABILITY EXCEPTIONS" shall have the meaning set forth in
Section 3.5 of this Agreement.

         (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "HOLDER" shall have the meaning set forth in Section 5.2(a) of this Agreement.

         (j) "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary rights and processes, know how, technology rights and licenses, research and development in progress, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registration and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefore; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing.

         (k) "JOINT SOLICITATION STATEMENT" shall mean the Joint Solicitation Statement dated October 6, 1999 soliciting the written consent of the shareholders of SQIS and SelectTech approving the Merger.

         (l) "LIQUIDATION AMOUNT" shall have the meaning set forth in Section
3.1 of the Certificate of Designations.

         (m) "MANDATORY REDEMPTION DATE" shall mean the fifth anniversary of the date of issuance of the Series D Preferred.

         (n) "MERGER" shall mean the merger of SelectTech and Merger Sub with and into SQIS pursuant to the Merger Agreement.

         (o) "MERGER AGREEMENT" shall mean the Merger Agreement, dated as of December 21, 1999, by and among SQIS, SelectTech, the Company and Merger Sub.

         (p) "MERGER SUB" shall mean SelectQuote Acquisition Sub, a California corporation and a wholly-owned subsidiary of the Company.


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         (q) "NEW SECURITIES" shall have the meaning set forth in Section 5.2(b)
of this Agreement.

         (r) "1940 ACT" shall mean the Investment Company Act of 1940, as amended.

         (s) "PERSON" or "PERSONS" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         (t) "PURCHASE PRICE" shall have the meaning set forth in Section 1.1 of this Agreement.

         (u) "PURCHASED SHARES" shall have the meaning set forth in Section 3.18 of this Agreement.

         (v) "PURCHASER DIRECTOR" shall have the meaning set forth in Section 8.2(a) of this Agreement.

         (w) "QUALIFYING PUBLIC OFFERING" shall mean the consummation of a firm commitment underwritten public offering of Common Stock by the Company on or before December 31, 2000 of at least $25,000,000 and a price per share (subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction) of at least $10.

         (x) "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of December 23, 1999, by and among the Company, the Purchaser, and the other investors listed on Exhibit A thereto.

         (y) "RELATED PARTY TRANSACTION" shall mean any transaction to which the Company or any of its Subsidiaries is a party and in which any of the following persons had or will have a direct or indirect material interest: (i) any director or executive officer of the Company or any of its Subsidiaries, (ii) any nominee for election as a director of the Company or any of its Subsidiaries, (iii) any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities and (iv) any member of the immediate family of any of the foregoing persons.

         (z) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (aa) "SELECTTECH" shall mean SelectTech, a Nevada corporation.

         (bb) "SERIES A PREFERRED" shall mean the Series A Preferred stock, par value $0.01 per share, of the Company.

         (cc) "SERIES B PREFERRED" shall mean the Series B Preferred stock, par value $0.01 per share, of the Company.


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         (dd) "SERIES C PREFERRED" shall mean the Series C Preferred stock, par value $0.01 per share, of the Company.

         (ee) "SERIES D PREFERRED" shall have the meaning set forth in the first recital.

         (ff) "SHARES" shall mean, collectively, (i) the Series D Preferred issued and sold pursuant to this Agreement, and (ii) the Common Stock issued upon conversion of the Series D Preferred in accordance with the Company's Restated Certificate of Incorporation and the Certificate of Designations.

         (gg) "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary of the Company which is a "significant subsidiary" as defined in Section 1.02(w) of Regulation S-X of the Securities and Exchange Commission.

         (hh) "SUBSIDIARY" of any Person shall mean (i) a corporation, a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         (ii) "SQIS" shall mean SelectQuote Insurance Services, a California corporation.

                                   ARTICLE II

                            CLOSING DATE; DELIVERIES

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series D Preferred contemplated hereby shall be held at the offices of McCutchen, Doyle, Brown & Enersen, LLP, 3150 Porter Drive, Palo Alto, California at 10:00 A.M. on December 23, 1999 or at such time and place as the Company and the Purchaser may mutually agree. Such time is hereinafter referred to as the "CLOSING," and the date of the Closing is hereinafter referred to as the "CLOSING DATE."

         2.2 DELIVERIES.

         (a) At or prior to the Closing, the Company shall deliver to the Purchaser all documents required by Section 7.1 hereof,

         (b) At the Closing, the Purchaser shall pay to the Company, by wire transfer of immediately available funds, the Purchase Price, and the Company shall deliver to the Purchaser a stock certificate representing 50,000 shares of Series D Preferred.


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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties requires such qualification or authorization, except where the failure so to qualify or be authorized would not individually or in the aggregate have a material adverse effect (financial or other) on the Company and its Subsidiaries, taken as a whole.

         3.2 CAPITALIZATION.

         (a) After the effective time of the Merger and immediately prior to the Closing, the Company's authorized capital stock will consist of (i) 50,000,000 shares of Common Stock, 10,498,083 shares of which will be issued and outstanding and 1,111,111 shares of which will be reserved for issuance upon conversion of the Series D Preferred, 2,028,892 shares of which, in the aggregate, will be reserved for issuance upon conversion of the Series A Preferred, Series B Preferred and Series C Preferred, 6,510,635 shares of which will be reserved for issuance upon the exercise of outstanding options under the Company's Stock Option Plan (a copy of which has been delivered to the Purchaser), and 962,395 shares of which will be reserved for issuance under the Debentures, (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, 2,500,000 shares of which are designated Series A Preferred (1,137,251 shares of which will be issued and outstanding); 1,250,000 shares of which are designated Series B Preferred (821,713 shares of which will be issued and outstanding); 750,000 shares of which are designated Series C Preferred (69,928 shares of which will be issued and outstanding); and 50,000 shares of which are designated Series D Preferred (none of which will be issued and outstanding). As of the Closing, all issued and outstanding shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred will have been duly and validly authorized and issued and will be fully paid and nonassessable.

         (b) Except as set forth in Section 3.2(a) or on SCHEDULE 3.2(b) hereto, there exist no (i) outstanding options, warrants or other rights to purchase or subscribe for any equity securities or other ownership interests of the Company or any of its Subsidiaries, (ii) obligations of the Company or any of its Subsidiaries, whether absolute or contingent, to issue any shares of equity securities, (iii) securities directly or indirectly convertible into or exercisable or exchangeable for any equity securities of the Company or any of its Subsidiaries, (iv) preemptive or similar rights with respect to the issuance of any equity securities of the Company or any of its Subsidiaries, (v) registration or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or (vi) other


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stockholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations among the stockholders of the Company with respect to voting or disposition of any capital stock or other equity interests of the Company or any of its Subsidiaries. SCHEDULE 3.2(b) sets forth the aggregate number of shares covered by the options, warrants and other rights, respectively, referred to in item (i) of this Section 3.2(b), as well as the respective expiration dates and exercise prices with respect to such options, warrants and rights.

         3.3 THE MERGER; DISSENTERS.

         (a) On or prior to the Closing Date, the Merger will have been consummated in accordance with the terms set forth in the Agreement and Plan of Reorganization and the Merger Agreement and all applicable filings with governmental authorities will have been made in accordance with applicable law.

         (b) Except for Section 1301 of the California General Corporation Law as it applies to the SQIS shareholders or the SelectTech shareholders and
Section 92A.380 of the Nevada Revised Statutes on General Corporation Law as it applies to the SelectTech shareholders, the SQIS and SelectTech shareholders have no appraisal, dissenters or other similar rights with respect to the Merger. Except as set forth in SCHEDULE 3.3(b), no shareholder of SQIS or SelectTech has elected to pursue any appraisal, dissenters or other similar rights with respect to the Merger.

         3.4 SUBSIDIARIES.

         (a) SCHEDULE 3.4(a) sets forth a true and complete list of all of the corporations, partnerships and joint ventures in which the Company owns, directly or indirectly, any shares of capital stock or any partnership or joint venture interest, together with a listing, as to each such corporation, partnership or joint venture, of the nature and ownership of its capital stock or partnership or joint venture interests and of the other equity holders in such entities.

         (b) SQIS is the surviving corporation under the Merger Agreement. All of the outstanding shares of capital stock of SQIS and the Subsidiaries of SQIS have been duly authorized and validly issued, are fully paid and nonassessable and are wholly owned by the Company or SQIS, as the case may be, free and clear of any liens, encumbrances, security agreements, options, claims, charges or restrictions of any nature whatsoever.

         3.5 AUTHORIZATION. The Company has all requisite corporate power and authority to issue and sell the Series D Preferred, to enter into this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including, without limitation, the conversion of shares of Series D Preferred into shares of Common Stock). The execution and delivery of this Agreement and the Registration Rights Agreement, the execution, acknowledgment and filing with the Delaware Secretary of State of the Certificate of Designations and the performance by the Company of its obligations hereunder and under the Certificate of Designations and the Registration Rights Agreement have been duly and validly authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by


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the Company and, assuming the due authorization, execution and delivery of this
Agreement and the Registration Rights Agreement by the Purchaser, constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity. The foregoing exceptions set forth in subsections
(a) and (b) of this Section 3.5 are hereinafter referred to as the "ENFORCEABILITY EXCEPTIONS."

         3.6 CONSENTS AND APPROVALS. Except as set forth in SCHEDULE 3.6, neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby (including, without limitation, the conversion of shares of Series D Preferred into shares of Common Stock) will violate, result in a breach of, constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness, conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the respective certificate of incorporation or charter or by-laws of the Company or any of its Subsidiaries,
(ii) any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound, or (iii) any judgment, decree, order or award of any court or governmental body applicable to any of them, except, in the case of clauses (ii) and (iii), to the extent that the occurrence of any such event would not have a material adverse effect (financial or other) on the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company and its Subsidiaries, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other person (either governmental or private), is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the Registration Rights Agreement or the consummation by the Company of the transactions contemplated hereby or thereby.

         3.7 FINANCIAL STATEMENTS OF SQIS.

         (a) The audited financial statements of SQIS and its Subsidiaries, on a consolidated basis, as of and for the twelve months ended on June 30, 1999 and the unaudited financial statements of SQIS and its Subsidiaries as of and for the three months ended on September 30, 1999 (collectively, the "SQIS FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except that the notes to the financial statements as of and for the three months ended September 30, 1999 may not be in accordance with GAAP) and fairly present the financial position of SQIS and its Subsidiaries as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown less any reserve shown thereon and inventories are not subject to write-down, except in either case in an amount not material). Except as contemplated by the


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Agreement and Plan of Reorganization, since June 30, 1999, there has not been any material adverse change in the results of operations, financial condition, assets or business of SQIS and its Subsidiaries, taken as a whole. Copies of the SQIS Financial Statements are attached hereto as SCHEDULE 3.7(a).

         (b) SQIS and its Subsidiaries, taken as a whole, have no material liabilities, obligations or loss contingencies that are required to be reflected in SQIS financial statements under GAAP, other than: (i) liabilities disclosed or provided for in the SQIS Financial Statements including the notes thereto;
(ii) liabilities of SelectTech assumed under the Agreement and Plan of Reorganization and the Merger Agreement and (iii) liabilities incurred by SelectTech, SQIS and its Subsidiaries in the ordinary course of business since June 30, 1999.

         3.8 FINANCIAL STATEMENTS OF SELECTTECH.

         (a) The audited financial statements of SelectTech as of and for the twelve months ended on June 30, 1999 and the unaudited financial statements of SelectTech as of and for the three months ended on September 30, 1999 (collectively, the "SELECTTECH FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of SelectTech as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown less any reserve shown thereon and inventories are not subject to write-down, except in either case in an amount not material). Except as contemplated by the Agreement and Plan of Reorganization, since June 30, 1999, there has not been any material adverse change in the results of operations, financial condition, assets or business of SelectTech. Copies of the SelectTech Financial Statements are attached hereto as SCHEDULE 3.8(a).

         (b) As of the effective time of the Merger, SelectTech had no material liabilities, obligations or loss contingencies that were required to be reflected in SelectTech financial statements under GAAP, other than: (i) liabilities disclosed or provided for in the SelectTech Financial Statements including the notes thereto and (ii) liabilities incurred in the ordinary course of business since June 30, 1999.

         3.9 FINANCIAL STATEMENTS OF THE COMPANY.

         (a) The unaudited balance sheet of the Company as at September 30, 1999 and the statement of operations for the period from the incorporation of the Company to September 30, 1999, together with the related notes thereto (collectively, the "COMPANY FINANCIAL STATEMENTS"), copies of all of which are attached as SCHEDULE 3.9, were prepared from the books and records of the Company and present fairly the financial position and results of operations of the Company as of September 30, 1999 and for the period then ended in accordance with GAAP consistently applied subject to normal and recurring year end adjustments.


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         (b) The Company has no material liabilities, obligations or loss contingencies that are required to be reflected in the Company's financial statements under GAAP, other than: (i) liabilities disclosed or provided for in the Company Financial Statements including the notes thereto; (ii) liabilities expressly assumed under the Agreement and Plan of Reorganization and the Merger Agreement and (iii) liabilities incurred in the ordinary course of business since September 30, 1999.

         3.10 NO MATERIAL ADVERSE CHANGE. Subsequent to June 30, 1999, there has not been any development involving a material adverse change (financial or other) with respect to the Company and its Subsidiaries, taken as a whole.

         3.11 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS AND LAWS. Attached hereto as EXHIBIT 2 and EXHIBIT 3, respectively, are true, complete and accurate copies of the Restated Certificate of Incorporation and Bylaws of the Company as will be in full force and effect on the Closing Date. Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation or charter or by-laws. The operation, conduct, lease and ownership of the property and business of the Company and each of its Subsidiaries is being conducted in compliance, in all material respects, with all federal, state and local laws, rules, regulations and ordinances and all judgments and orders of any court or governmental authority that the Company or any of its Subsidiaries knows to be applicable to it, except where such violations would not individually or in the aggregate have a material adverse effect (financial or otherwise) on the Company and its Subsidiaries, taken as a whole.

         3.12 LICENSES AND PERMITS; APPOINTMENTS. Each of the Company and its Subsidiaries is duly licensed and possesses all requisite permits, licenses, consents and qualifications required by applicable law for the purpose of conducting its business and owning its properties in each jurisdiction in which the conduct of its business or the ownership of its properties requires such license, permit or qualification, except where the failure to have any such license, permit, consent or qualification would not individually or in the aggregate have a material adverse effect (financial or other) on the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, SQIS possesses state insurance licenses or permits in the District of Columbia and every state other than Hawaii and South Dakota, and has national appointments by the insurance carriers identified on SCHEDULE 3.12. The Company has no reason to believe that consummation of the Merger will result in the termination or other loss of any such state insurance license or permit. None of such permits, licenses, consents or qualifications or appointments was terminated or limited as a result of the Merger, and there are no proceedings pending or, to the Company's knowledge, threatened, to revoke, terminate or limit any such license, permit, consent or qualification or appointment.

         3.13 CONTRACTS; NO VIOLATION OF CONTRACTS, ETC. Attached hereto as
SCHEDULE 3.13 is a list of all contracts, agreements, indentures, leases or other instruments to which the Company or any of its Subsidiaries is a party which are material to the business, operations or properties of the Company and its Subsidiaries, taken as a whole, including, without limitation, any shareholder, registration rights or employment agreements to which the Company or any of its Subsidiaries is a party. The Purchaser may receive a copy of any items listed on SCHEDULE 3.13 upon request. Neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any contract, agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for any such default that would not individually or in the aggregate have a material adverse effect (financial or other) on the Company and its Subsidiaries, taken as a whole.

         3.14 LITIGATION. Except as set forth in SCHEDULE 3.14, there is no legal, administrative, arbitral or other proceeding, or any governmental or regulatory investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of their respective properties. There are no judgments, decrees or orders enjoining the Company or any of its Subsidiaries in respect of, or the effect of which is to prohibit or limit, any business practice or the acquisition of any property or the conduct of business in any area which would not individually or in the aggregate have a material adverse effect (financial or other) on the Company and its Subsidiaries, taken as a whole.

         3.15 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) SCHEDULE 3.15 hereto sets forth each plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement or welfare plan, (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company or any Subsidiary of the Company for any present or former employees, officers or directors of the Company, SQIS, SelectTech or their respective Subsidiaries ("COMPANY PERSONNEL") or with respect to which the Company or any Subsidiary of the Company has liability or makes or has an obligation to make contributions ("EMPLOYEE PLANS").

         (b) All contributions or payments due under any Employee Plan have been made. Each Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

         (c) Neither the Company nor any Subsidiary of the Company nor any entity that is or was at any time treated as a single employer with the Company or SQIS or SelectTech or their respective Subsidiaries under Section 414(b),
(c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to or had any liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code (including, without limitation, a multiemployee plan within the meaning of Section 3(37) of ERISA.

         (d) Neither the Company nor SQIS, SelectTech or any of their respective Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject the Company, SelectTech or any of their respective Subsidiaries, or any entity the

Company or any Subsidiary of the Company has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

         (e) None of the events contemplated by the Agreement and Plan of Reorganization, the Merger Agreement or this Agreement (either alone or together with any other event) will (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or increase the compensation payable to any Company Personnel or (iii) result in any payments (including parachute payments within the meaning of that term under Section 280G of the Code) under any Employee Plan or law becoming due to any Company Personnel.

         (f) Each of the Company, SQIS, SelectTech and their respective Subsidiaries has complied with the Worker Adjustment and Retraining Notification Act, to the extent applicable.

         3.16 TAXES. Each of the Company, SQIS and SelectTech and their respective Subsidiaries has timely filed all tax returns required to be filed (or has timely filed for appropriate extensions thereof), which returns are complete and correct in all material respects, and has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of all taxes required to be paid and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither the Company nor its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and is not delinquent in the filing of any tax returns, and no material deficiencies for any tax assessment or governmental charge have been threatened, claimed, proposed or assessed against it.

         3.17 BROKERAGE FEES. Neither the Company nor SQIS, SelectTech or any of their respective Subsidiaries has taken any action in connection with this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby, which would give rise to any valid claim against the Company, SQIS, SelectTech, or any of their respective Subsidiaries, or the Purchaser for any brokerage or finder's fee, except for the fees owing to Cochran, Caronia & Co., under an engagement letter agreement, a copy of which has been provided to the Purchaser, which fees will be paid by the Company.

         3.18 EXEMPT TRANSACTION. Subject to the accuracy of the Purchaser's representations in Section 4.1 of this Agreement, each of the issuance and sale of the shares of Series D Preferred as provided hereunder (the "PURCHASED SHARES") and the issuance of shares of Common Stock upon conversion of such shares of Series D Preferred (the "CONVERTED SHARES") will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act; and neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) or any agent acting on behalf of the Company or any such affiliate has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the issuance of the Purchased Shares or the issuance of the Converted Shares in a manner that would require registration under the Securities Act of the issuance of the Purchased Shares or the Converted Shares.

         3.19 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act, and the Company will not be required to register as an "investment company" as a result of the transactions contemplated herein.

         3.20 NO INVESTMENT ADVISOR AFFILIATION. The Company is not an "investment advisor," "affiliated company" or an "affiliated person" of an "investment advisor" within the meaning of the 1940 Act.

         3.21 INTELLECTUAL PROPERTY.

         (a) No person or entity has any rights to use any of the respective Intellectual Property of the Company or any of its Subsidiaries, except for licenses entered into in the normal course of business.

         (b) The Company and its Subsidiaries own, are licensed to use, or have the right to use or operate under, all of their respective Intellectual Property.

         (c) To the knowledge of the Company and its Subsidiaries, the operation of the business of the Company and its Subsidiaries as it is currently conducted does not infringe the Intellectual Property of any other person or entity, and neither the Company nor any of its Subsidiaries has received notice of any claim concerning such infringement.

         (d) To the knowledge of the Company and its Subsidiaries, no person is infringing or misappropriating any of the respective Intellectual Property of the Company and its Subsidiaries.

         3.22 PROPERTIES, LIENS, ETC. Except as reflected in the SQIS Financial Statements, the SelectTech Financial Statements or the Company Financial Statements, including the notes thereto, and except for statutory mechanics and materialmen's liens, liens for current taxes not yet delinquent and liens or encumbrances which do not confer upon secured parties any rights to property which are material to the Company or its Subsidiaries, the Company and its Subsidiaries own, free and clear of any liens or other encumbrances, all of their tangible and intangible property, real and personal.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

         4.1 ACQUISITION OF SECURITIES. All of the Series D Preferred to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing any of the Series D Preferred to be purchased.

         4.2 NO REGISTRATION. The Purchaser understands and acknowledges that the offer and sale of the Series D Preferred pursuant to this Agreement will not be registered or qualified under the Securities Act or under any other applicable blue sky or state securities law on the grounds that the offering and sale of the Series D Preferred contemplated by this Agreement are exempt from registration and qualification, and that the Company's reliance upon applicable exemptions is predicated in substantial part upon the Purchaser's representations set forth in this Article IV.

         4.3 DISPOSITION OF SECURITIES. The Purchaser covenants that in no event will it transfer, assign, convey or otherwise dispose of any Shares unless and until it shall have (i) furnished the Company with an opinion of counsel reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such disposition will not require registration under the Securities Act or appropriate action necessary for compliance with the Securities Act and any other applicable state, local or foreign law has been taken by it and (ii) complied with the other provisions of this Agreement governing the transfer of Shares.

         4.4 UNDERSTANDING. The Purchaser understands that if a registration statement under the Securities Act covering the Shares is not in effect when the Purchaser desires to sell the Shares, the Purchaser may be required to hold the Shares for an indeterminate period unless an exemption under the Securities Act and under any applicable blue sky or state securities law is available to the Purchaser.

         4.5 AUTHORIZATION. The Purchaser has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the performance by the Purchaser of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and the Registration Rights Agreement by the Company, constitute valid and binding agreements of the Purchaser, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

         4.6 BROKERAGE FEES. The Purchaser has not taken any action in connection with this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby, which would give rise to any valid claim against the Company, SQIS, SelectTech, or any of their respective Subsidiaries, or the Purchaser for any brokerage or finder's fee, except for the fees owing to Cochran, Caronia & Co., which fees will be paid by the Company.

         4.7 ACCREDITED INVESTOR. The Purchaser acknowledges and represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares.

         4.8 ACCESS TO INFORMATION. The Purchaser has had access to such financial and other information concerning the business and financial condition of the Company as the Purchaser desires for the purposes of making this investment. The Purchaser has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

         4.9 NO RELIANCE. The Purchaser has had a full opportunity to consult legal counsel and tax counsel of its choosing, is fully aware of the legal and tax implications of his or its investment in the Company and is not placing reliance on the Company or its counsel with respect to any legal and/or tax advice.

                                    ARTICLE V

                               COMPANY COVENANTS.

         The Company hereby covenants and agrees as follows:

         5.1 FINANCIAL AND OTHER INFORMATION. Until the Company shall register any of its securities pursuant to Section 12 of the Exchange Act or becomes subject to Section 15(d) of the Exchange Act, the Company will furnish the following information to the Purchaser so long as the Purchaser and its affiliates beneficially own any Shares:

         (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, an audited consolidated balance sheet as of the end of such fiscal year and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows from operations for the year then ended, including the related notes, of the Company and its Subsidiaries. Such financial statements shall be prepared from the books and records of the Company and its Subsidiaries and present fairly the consolidated financial position and results of operations of the Company and its Subsidiaries as of the respective dates thereof or for the respective periods covered thereby in accordance with GAAP consistently applied and shall be accompanied by the report thereon of the Company's independent public accountant.

         (b) As soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, and in any event within 60 days thereafter, an unaudited consolidated balance sheet as of the end of the fiscal quarter then ended and the related unaudited consolidated statements of operations, shareholders' equity and cash flows from operations of the Company for the quarter then ended and for the portion of the fiscal year through such date. The Company shall use its best efforts to prepare such financial statements in accordance with GAAP consistently applied, subject to normal and recurring year end adjustments and except that the notes thereto may not be included.

         (c) Such additional information as may be reasonably requested.

         5.2 RIGHTS OF PARTICIPATION.

         (a) The Company hereby grants to the Purchaser and each other holder of Series D Preferred (each of the Purchaser and each such holder, a "HOLDER") the right to purchase such Holder's pro rata share, as determined based on such Holder's percentage of the Company's issued and outstanding Common Stock (on an as converted basis) ("PRO RATA SHARE"), of any New Securities (as hereinafter defined) which the Company may from time to time propose to issue. Such right to purchase New Securities shall terminate upon (i) a Qualifying Public Offering or
(ii) the closing date of an acquisition of the Company by another entity by way of merger or consolidation (other than a merger or consolidation in which the holders of voting securities of the Company or their affiliates immediately before the merger or consolidation own, immediately after the merger or consolidation, voting securities of the surviving or acquiring corporation, or of a parent party of such surviving or acquiring corporation, possessing more than fifty percent (50%) of the voting power of the surviving or acquiring corporation or parent party) resulting in the exchange of the outstanding shares of capital stock of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (a "CHANGE IN CONTROL").

         (b) "NEW SECURITIES" shall mean any shares of capital stock of the Company, or options, warrants or other securities of the Company that are convertible into or exchangeable or exercisable for capital stock of the Company, that are issued by the Company; PROVIDED, HOWEVER, that "New Securities" shall not include (i) securities offered to the public pursuant to a Qualifying Public Offering, (ii) securities issued for the acquisition of another corporation or other entity by the Company pursuant to a stock purchase, merger or similar business combination, purchase of substantially all of such other entity's assets, or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such entity, (iii) any securities issued as a dividend or upon a recapitalization or stock split of existing securities, (iv) any stock options and other securities issued to directors, officers and employees of the Company or any other Subsidiary of the Company as compensation pursuant to an officer, director or employee stock option plan or similar plan approved by the Board of Directors of the Company, and any shares issued pursuant to the exercise of such options, (v) Common Stock issued upon conversion of the Series D Preferred and (vi) securities purchased pursuant to this Agreement.

         (c) In the event the Company receives a bona fide written offer to purchase New Securities, which offer it intends to accept, or in the event the Company otherwise intends to issue New Securities, it shall give each Holder written notice of its intention. Such notice shall describe the type of New Securities and the terms upon which the Company proposes to issue the same. Each Holder shall have 20 days from the date of receipt of any such notice to agree to acquire such Holder's Pro Rata Share of such New Securities, upon the terms specified in the notice by giving written notice to the Company. The closing of the purchase of New Securities by an acquiring Holder shall take place on the date of the closing of the sale of New Securities described in the Company's notice. If the sale described in the Company's notice does not occur, then each Holder's right to purchase its Pro Rata Share of the New Securities identified in such notice shall terminate. Such termination shall not affect each Holder's subsequent right to purchase New Securities under this Section 5.2 pursuant to a subsequent Company notice. Each Holder's Pro Rata Share shall be reduced proportionately if the Company sells less than the aggregate number of shares identified in the Company's notice.

         (d) The Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of said agreement) to sell the New Securities, at a price and upon terms no more favorable to the purchaser thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said 90-day period or, if later, within 90 days from the date of an agreement entered into within said 90-day period or, if later, within 10 days of receipt of all governmental approvals required in connection with the sale of such New Securities pursuant to such agreement, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holder's in the manner provided in this
Section 5.2.

                                   ARTICLE VI

                             SECURITIES RESTRICTIONS

         6.1 RESTRICTIONS ON TRANSFER.

         (a) No sale, transfer, assignment, gift, pledge, creation of a security interest in, mortgage, hypothecation, encumbrance, placing in trust or other disposition of any Shares by the Purchaser shall be made unless (subject to Section 9.11) each person to whom such disposition is proposed to be made shall have executed and delivered to the Company a written instrument, in form and substance reasonably satisfactory to the Company, evidencing the agreement of such person to become bound by the provisions of this Article VI and Article VIII hereof, effective upon the acquisition by such person of all or any part of the Shares (or any interest therein) which are the subject of such disposition.

         (b) In addition to the other provisions contained herein restricting or governing the transfer of Shares, the Purchaser agrees that the Shares may not be sold, transferred or disposed of, and the Company will be entitled to refuse to register any transfer of the Shares, unless such sale, transfer or disposition is effected pursuant to (i) an effective registration statement under the Securities Act and in compliance with all applicable state laws or
(ii) an opinion of counsel reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such sale, transfer or disposition without registration may be effected without violation of the Securities Act or any applicable state laws.

         6.2 LEGENDS. .

         (a) All certificates representing the Shares shall bear the following securities law legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 under the Securities Act without restrictions:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE

SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

         (b) The legend set forth in Section 6.2(a) shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares or Converted Shares, as the case may be, upon which it is stamped (and no legend shall be placed on any Purchased Shares or Converted Shares relating thereto), if, unless otherwise required by state securities laws, the legend is no longer required to identify the Converted Shares as "restricted securities" within the meaning of Rule 144.

                                   ARTICLE VII

      CONDITIONS OF CLOSING OF PURCHASE AND SALE OF THE SERIES D PREFERRED

         7.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS.

         The obligations of the Purchaser to purchase the Series D Preferred and to perform at the Closing its other obligations hereunder related to the purchase and sale of the Series D Preferred are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES CORRECT: PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Article III hereof shall be true and correct as of the Closing Date as if made on and as of the Closing Date; and on or prior to the Closing Date the Company shall have performed all obligations and satisfied all conditions herein required to be performed or satisfied by it on or prior to the Closing Date.

         (b) AUDITOR'S REPORT. The Company shall have delivered to the Purchaser copies of the audit opinion of Deloitte & Touche LLP, independent public accountants, with respect to the June 30, 1999 SelectTech Financial Statements and the June 30, 1999 SQIS Financial Statements, which opinions shall not contain a going concern qualification and shall otherwise be in form and substance reasonably acceptable to the Purchaser.

         (c) CONSENTS AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate to be obtained by the Company for consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

         (d) LEGAL INVESTMENT. At the time of the Closing, the purchase and sale of the Series D Preferred hereunder shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject and all filings by the Company necessary under state securities laws shall have been made.

         (e) COMPLIANCE CERTIFICATE. The Company shall have delivered a certificate, executed by the Chairman, President or any Vice President of the Company, dated the

Closing Date, certifying as to the fulfillment of the conditions specified in Sections 7.1(a), (c) and (d) (as it applies to the Company).

         (f) EVIDENCE OF CORPORATE ACTION. The Company shall have delivered a certificate of the Secretary or any Assistant Secretary of the Company, dated the Closing Date, certifying as to a complete and correct copy of the resolutions of the Board of Directors of the Company (i) approving the form and provisions of, and authorizing the execution and delivery of and consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement, (ii) approving the execution, acknowledgment and filing with the Delaware Secretary of State of the Certificate of Designations and (iii) authorizing the issuance and sale of the Series D Preferred at a price of $100 per share.

         (g) DELIVERY OF SHARE CERTIFICATES. The Company shall deliver to the Purchaser certificates for the Series D Preferred described in Section 1.1 hereto.

         (h) LEGAL OPINION. The Company shall have delivered the opinion of McCutchen, Doyle, Brown & Enersen, LLP substantially in the form set forth in
EXHIBIT 4 hereto.

         (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser's counsel.

         (j) MERGER CERTIFICATES. As contemplated by the Merger Agreement, merger certificates meeting the requirements of the California General Corporation Law and the Nevada General Corporation Law shall have been properly filed with the Secretary of State of California and the Secretary of State of Nevada. The Company shall have delivered to the Purchaser facsimile evidence that the merger certificates have been so filed.

         (k) CERTIFICATE OF DESIGNATIONS. The Certificate of Designations shall have been duly exercised and acknowledged and properly filed with the Delaware Secretary of State. The Company shall have delivered to the Purchaser facsimile evidence that the Certificate of Designations has been so filed.

         (l) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been duly executed by the Company, the Purchaser and a sufficient number of the Existing Investors (as defined in the Registration Rights Agreement) so as to cause the Registration Rights Agreement to supersede and amend the Prior Agreement (as defined in the Registration Rights Agreement) and to be in full force and effect.

         (m) DIRECTOR. Mr. Steven J. Tynan shall have been elected as a member of the Board of Directors of the Company, as the Purchaser Director, effective upon the issuance to the Company of directors' and officers' liability insurance, reasonably acceptable to the Purchaser, covering the Purchaser Director.

         (n) EMPLOYEE AGREEMENT REGARDING PROPRIETARY INFORMATION AND INVENTIONS. Each officer and key employee of the Company and SQIS shall have entered into an Employee Agreement Regarding Proprietary Information and Inventions in the form attached as EXHIBIT 5.

         7.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell the Series D Preferred and to perform at the Closing its other obligations hereunder related to the purchase and sale of the Series D Preferred are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Article IV hereof shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

         (b) LEGAL INVESTMENT. At the time of the Closing, the purchase and sale of the Series D Preferred hereunder shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

         (c) PAYMENT BY PURCHASER. The payment by the Purchaser required by
Section 2.2(b) hereof shall have been made by wire transfer of immediately available funds to the Company's account designated by the Company.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         8.1 PUT RIGHTS OF THE PURCHASER.

         (a) The Purchaser shall have the right, upon at least 30 days prior written notice given prior to the expiration of the right as set forth in
Section 8.1(b), to cause the Company to purchase any of the Shares from the Purchaser, for a per share amount equal to the Liquidation Amount, determined as of the date of such purchase, in the event of:

                  (i) a sale of assets representing 50% or more of the total value of all assets of the Company determined on a consolidated basis, in any single transaction or series of related transactions or any sale, merger, reorganization or other transaction or series of related transactions that results in the Company beneficially owning less than 50.1% of the voting stock of any Significant Subsidiary;

                  (ii) a Change in Control;

                  (iii) two or more of the following officers of the Company no longer being employed by the Company: Charan J. Singh, Steven H. Gerber, Michael L. Feroah and David L. Paulsen;

                  (iv) a repurchase by the Company of any of its equity securities;

                  (v) the incurrence of indebtedness for money borrowed by the Company exceeding $5,000,000 in aggregate principal amount;

                  (vi) a material Related Party Transaction, other than such a transaction negotiated on an arm's-length basis; or

                  (vii) the sale or issuance by the Company of Common Stock for less than $4.50 per share (subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction) or any securities convertible into or exchangeable for Common Stock for an amount which, when converted or exchanged, as the case may be, results in the acquisition of Common Stock for an amount which is less than $4.50 per share (subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction).

         (b) The put right set forth in Section 8.1(a) shall expire upon the closing of a Qualifying Public Offering.

         8.2 BOARD REPRESENTATION.

         (a) The Company and the Purchaser shall take all reasonable action within their respective powers to cause one person named by the Purchaser to be appointed a member of the Board of Directors of the Company (the "PURCHASER DIRECTOR") to serve for a period commencing on the date that the Company obtains directors' and officers' liability insurance pursuant to Section 8.3 (or such date after the Closing Date as the Purchaser waives the requirement of such directors' and officers' liability insurance) and ending on the third anniversary of the Closing Date, PROVIDED, that the Purchaser's right to appoint a member to the Board of Directors of the Company shall be extended to the Mandatory Redemption Date if the Company does not complete a Qualifying Public Offering. At such time as the Purchaser and its affiliates no longer own any Shares, the Purchaser shall cause the Purchaser Director to resign from the Company's Board of Directors. The reasonable actions required of the Company and the Purchaser in this Section 8.2 shall include, without limitation, to the extent within their respective powers, the nomination of the Purchaser Director, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors and the waiving of notice. During the period from the Closing Date until the term on the Board of Directors of the individual named by the Purchaser as the Purchaser Director begins, such individual shall receive all notices and materials sent to the Board of Directors of the Company, shall be entitled to attend all meetings of the Board of Directors as an observer, and shall be entitled to receive compensation and benefits pursuant to Section 8.2(b) as though he were a member of the Board of Directors.

         (b) The Purchaser Director shall receive the same compensation and benefits as those paid by the Company to other non-employee directors.

         8.3 DIRECTORS' AND OFFICERS' INSURANCE. The Company shall obtain, promptly following the Closing, and thereafter shall use its reasonable best efforts to maintain in effect, directors' and officers' liability insurance covering the Purchaser Director on terms reasonably acceptable to the Purchaser during the period in which the Purchaser Director serves on the Company's Board of Directors.

         8.4 INFORMATION CONFIDENTIAL. The Purchaser acknowledges that the information received by it pursuant hereto is confidential and for its use only. The Purchaser will not use such information in violation of the Securities Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees, agents or advisors having a need to know the contents of such information), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by law or a governmental body.

         8.5 SELECTION OF INVESTMENT BANKERS AND APPRAISERS. So long as the Purchaser owns shares of Series D Preferred, the choice of a firm of independent investment bankers or qualified appraisers to determine the value of assets or of the Series D Preferred under Section 3.5 or 6.2, respectively, of the Certificate of Designations shall be made jointly by the Company and the Purchaser; PROVIDED, that if the Company and the Purchaser are unable to agree, then such firm shall be chosen by the American Arbitration Association.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 MODIFICATIONS, AMENDMENTS AND WAIVERS. Any modification, amendment or waiver hereof shall not be effective unless in writing and signed by the parties hereto.

         9.2 SURVIVAL. The representations and warranties made herein shall survive the Closing of the purchase and sale of the Series D Preferred for a period of two years. The covenants and agreements made herein shall survive the Closing in accordance with their terms.

         9.3 SUCCESSORS AND ASSIGNS. Subject to Section 9.11, the provisions of this Agreement which bind, or are for the benefit of, the Purchaser also bind, or are for the benefit of, and enforceable by, any subsequent holders of Shares (except any subsequent holder who acquires any such Shares in a registered public offering); PROVIDED, HOWEVER, that no provisions of this Agreement shall be for the benefit of, or enforceable by, any subsequent holders unless and until such third-party transferee has executed and delivered to the Company an Additional Party Signature Page in the form attached hereto as EXHIBIT 6 and thereby becomes bound by those terms of this Agreement by which its transferor is subject.

         9.4 ENTIRE AGREEMENT. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof.

         9.5 NOTICES. All notices and other communication required or permitted hereunder shall be effective upon receipt and shall be in writing and delivered personally, by confirmed facsimile transmission, by overnight delivery service or by mail, postage prepaid, addressed as follows:

         (a)      if to the Company, to:

                  SelectQuote, Inc.
                  595 Market Street, 6th Floor

                  San Francisco, California  94105
                  Attention:  Charan J. Singh, President
                  Telephone:  (415) 543-7338 x2211
                  Telecopy:  (800) 436-7000
                  with a copy to:

                  McCutchen, Doyle, Brown & Enersen, LLP
                  3150 Porter Drive
                  Palo Alto, California  94304
                  Attention: Alan B. Kalin, Esq.
                  Telephone:  (650) 849-4400
                  Telecopy:   (650) 849-4800

         (b)      if to the Purchaser, to:

                  High Ridge Capital, LLC
                  20 Liberty Street
                  Chester, Connecticut  06412
                  Attention:  Mr. Steven J. Tynan
                  Telephone:  (860) 526-5213
                  Telecopy:    (860) 526-5870

                  and

                  High Ridge Capital, LLC
                  672 Oenoke Ridge Road
                  New Canaan, Connecticut  06840
                  Attention: Mr. James L. Zech
                  Telephone:  (203) 972-3982
                  Telecopy:    (203) 972-3986

                  with a copy to:

                  Dewey Ballantine LLP

                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attention:  James A. FitzPatrick, Jr., Esq.
                  Telephone:  (212) 259-6220
                  Telecopy:  (212) 259-6333

Either party may by notice given in accordance with this Section 9.5 to the other party designate another address or person for receipt of notice hereunder.

         9.6 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

         9.7 EXPENSES.

         (a) The Company will be responsible for paying its own attorneys' and other fees and expenses and disbursements incurred in connection with the preparation, negotiation and execution of this Agreement ("EXPENSES"). The Company shall also pay the fees and disbursements of one firm of attorneys for Purchaser in connection with the preparation, negotiation and execution of this Agreement in an amount not exceeding $70,000.

         (b) Notwithstanding subsection (a) of this Section 9.7, in the event that the transactions contemplated herein are not consummated, each party shall be responsible for paying its own Expenses; provided, that if failure to consummate such transactions is a result of the Company's refusal to proceed when the Purchaser has fulfilled or agreed to fulfill its obligations hereunder, then the Company shall pay all of the Purchaser's Expenses, including legal fees and expenses.

         9.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         9.10 CONSTRUCTION OF AGREEMENT. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

         9.11 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of other party hereto, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.12 NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

         9.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          SELECTQUOTE, INC.

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                          HIGH RIDGE CAPITAL PARTNERS II, L.P.

                                          By:  HIGH RIDGE GP II, LLC,
                                               as General Partner

                                          By: LIBERTY STREET PARTNERS LP, as
                                              Member

                                          By: LIBERTY STREET CORP., as General
                                              Partner

                                          By:
                                             -----------------------------------
                                          Name:     Steven J. Tynan
                                          Title:    President

                         ADDITIONAL PARTY SIGNATURE PAGE

The undersigned hereby executes that certain Investment Agreement, dated as of December 23, 1999, by and between SelectQuote, Inc. and High Ridge Capital Partners II, L.P. (the "AGREEMENT"), authorizes this signature page to be attached as a counterpart of such Agreement, and agrees to be bound by such Agreement as if the undersigned had executed such Agreement on the date of its original execution.

                                              --------------------------------
                                              Name (printed)

                                              --------------------------------
                                              Address

                                              --------------------------------
                                              Telephone Number

                                              --------------------------------
                                              Telecopy Number

                                              --------------------------------
                                              Signature

                                 AMENDMENT NO. 1

                                       TO

                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                                SELECTQUOTE, INC.

                                       AND

                      HIGH RIDGE CAPITAL PARTNERS II, L.P.

         This AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (the "AMENDMENT") is made as of the 29th day of February, 2000 by and between SelectQuote, Inc., a Delaware corporation (the "COMPANY") and High Ridge Capital Partners II, L.P., a Delaware limited partnership ("HIGH RIDGE"). Capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement, dated as of December 27, 1999, by and between the Company and High Ridge (the "INVESTMENT AGREEMENT").

         In accordance with the provisions of Section 9.1 of the Investment Agreement, which states that any modification, amendment or waiver of the terms of the Investment Agreement shall not be effective unless in writing and signed by the parties thereto, the parties to this Amendment hereby agree as follows:

         1. The Company and High Ridge hereby amend and restate Section 8.1(a)(vii) of the Investment Agreement relating to put rights of High Ridge in its entirety as follows:

                  "(vii) the sale or issuance by the Company of Common Stock for less than $5.15 per share (subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction) or any securities convertible into or exchangeable for Common Stock for an amount which, when converted or exchanged, as the case may be, results in the acquisition of Common Stock for an amount which is less than $5.15 per share (subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction)."

         2. This Amendment shall be governed by the laws of the State of California, with any terms relating to United States securities laws to be interpreted in accordance with the federal laws of the United States of America. Any dispute arising under or with respect to this Amendment shall be resolved exclusively in the appropriate court in San Francisco, California.

         3. This Amendment and the Investment Agreement shall constitute the entire agreement among the parties regarding the transactions contemplated herein and therein, and may not be amended except in writing. Except as set forth herein, all of the terms of the Investment Agreement shall remain unchanged and be in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the provisions of this Amendment and the Investment Agreement, the provisions of this Amendment shall control. On and after the date hereof, each reference in the Investment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Investment Agreement as amended hereby.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      * * *

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Investment Agreement as of the date first above written.

                                   SELECTQUOTE, INC.

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   HIGH RIDGE CAPITAL PARTNERS II, L.P.

                                   By:  HIGH RIDGE GP II, LLC,
                                        as General Partner

                                   By: LIBERTY STREET PARTNERS LP, as
                                       Member

                                   By: LIBERTY STREET CORP., as General Partner

                                   By:
                                      --------------------------------
                                   Name:     Steven J. Tynan
                                   Title:    President